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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Viking Office Products, Inc. and subsidiaries on Form S-8 of our reports dated August 20, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Viking Office Products, Inc. and subsidiaries for the year ended June 30, 1997.

DELOITTE & TOUCHE LLP

Los Angeles, Calfornia
February 27, 1998